UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 3, 2023
Date of Report (date of earliest event reported)

Cantaloupe, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365		23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 Deerfield Lane Suite 300	Malvern	Pennsylvania	19355
(Address of Principal Executive Offices)			(Zip Code)
(610) 989-0340
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	CTLP	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Principal Accounting Officer

On February 3, 2023, Ankit Varia, the Company’s Chief Accounting Officer and Principal Accounting Officer, announced his resignation from his role at Cantaloupe, Inc. (the “Company”) and its subsidiaries, effective February 10, 2023, in order to pursue other opportunities. Scott Stewart, the Company’s Chief Financial Officer, will perform the functions of the Company’s Principal Accounting Officer from the date of Mr. Varia’s resignation until a successor is appointed. Mr. Stewart will continue to serve as the Company’s Chief Financial Officer.

Information regarding Mr. Stewart’s age, background, and experience is incorporated by reference to the Company’s Definitive Proxy Statement filed on October 28, 2022. Mr. Stewart will not receive any additional compensation for performing the functions of Principal Accounting Officer, and no changes have been made to any plans or arrangements in which Mr. Stewart participates as a result of this appointment. There are no family relationships between Mr. Stewart and any director or executive officer. Additionally, there have been no transactions involving Mr. Stewart that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Ex. Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cantaloupe, Inc.

Date: February 9, 2023
By: /s/ Anna Novoseletsky
Anna Novoseletsky
Chief Legal & Compliance Officer and General Counsel